Exhibit 5.1

June 23, 2017

Reata Pharmaceuticals, Inc.

2801 Gateway Drive; Suite 150

Irving, Texas 75063

Ladies and Gentlemen:

We have acted as counsel for Reata Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”) of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (1) shares of class A common stock, $0.001 par value per share (the “Class A Common Stock”); (2) shares of class B common stock, $0.001 par value per share (the “Class B Common Stock”); (3) shares of preferred stock, $0.001 par value per share (the “Preferred Stock”); (4) warrants representing rights to purchase Class A Common Stock or Class B Common Stock or Preferred Stock (the “Warrants”); (5) depositary shares that represent a fraction of a share of Preferred Stock (the “Depositary Shares”); (6) stock purchase contracts for Class A Common Stock or Class B Common Stock (the “Stock Purchase Contracts”); (7) stock purchase units consisting of a Stock Purchase Contract, Preferred Securities, Warrants or other securities or debt obligations of third parties (the “Stock Purchase Units”); and (8) rights to purchase shares of Class A Common Stock or Class B Common Stock or Preferred Stock (the “Rights,” and together with the Class A Common Stock, the Class B Common Stock, the Preferred Stock, the Warrants, the Depositary Shares, the Stock Purchase Units, the “Securities”); with an aggregate offering price not to exceed $250,000,000. The Company has advised us that the Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the prospectus contained in the Company’s Registration Statement on Form S-3 (the “Registration Statement”) to which this opinion is an exhibit.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (1) the Thirteenth Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws of the Company, each as amended to the date hereof; (2) resolutions adopted by the Board of Directors of the Company (the Board of Directors, or to the extent permitted by Section 141 of the General Corporation Law of the State of Delaware (the “DGCL”), a duly constituted and acting committee thereof, being referred to herein as the “Board”); (3) the Registration Statement; and (4) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

As to any facts material to the opinions contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deemed such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In rendering the opinions set forth below, we have assumed that (1) all information contained in all documents reviewed by us is true and correct; (2) all signatures on all documents examined by us are genuine; (3) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (4) each natural person signing any document reviewed by us had the legal capacity to do so; (5) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (6) the Registration Statement, and any post-effective amendments thereto, will be effective and comply with all applicable laws; (7) one or more prospectus supplements will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby; (8) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and an applicable prospectus supplement; (9) at the time of any offering or sale of Securities, that the Company will have at least such number of Securities authorized, created and, if appropriate, reserved for issuance; and (10) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh San Francisco Tokyo Washington	Trammell Crow Center, 2001 Ross Avenue, Suite 3700 Dallas, TX 75201-2975 Tel +1.214.220.7700 Fax +1.214.220.7716 www.velaw.com

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

(1) With respect to shares of Class A Common Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and (b) certificates representing the shares of Class A Common Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Class A Common Stock have been properly issued) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Class A Common Stock) provided for therein, such shares of Class A Common Stock will be validly issued, fully paid and non-assessable.

(2) With respect to shares of Class B Common Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and (b) certificates representing the shares of Class B Common Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Class B Common Stock have been properly issued) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Class B Common Stock) provided for therein, such shares of Class B Common Stock will be validly issued, fully paid and non-assessable.

(3) With respect to shares of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Preferred Stock have been properly issued) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration thereof (not less than the par value of the Preferred Stock) provided for therein, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

(4) With respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the issuance and offering thereof, (b) the terms of any Warrants and their issuance and sale have been duly authorized by all necessary corporate action of the Company and (c) such Warrants have been duly executed, countersigned and delivered in accordance with the applicable warrant agreement and against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

(5) With respect to the Depositary Shares, when (a) the Board has taken all necessary corporate action to approve the issuance and offering thereof; (b) the terms of the deposit agreement under which the Depositary Shares are to be issued have been duly established and the deposit agreement has been duly executed and delivered; (c) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the deposit agreement; and (d) the Preferred Stock represented by the Depositary Shares has been duly delivered to the depositary and the depositary receipts evidencing the Depositary Shares have been duly issued against deposit of the Preferred Stock in accordance with the deposit agreement and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the depositary receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the deposit agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Depositary Shares covered by the opinion in this paragraph include any Depositary Shares issuable upon exercise of any Warrants that are exercisable for Depositary Shares.

(6) With respect to the Stock Purchase Contracts, when (a) the Board has taken all necessary corporate action to approve and establish the terms of the Stock Purchase Contracts and to authorize and approve the issuance thereof, the terms of the offering and related matters, (b) the purchase agreement for the Stock Purchase Contracts has been duly authorized and validly executed by the parties thereto; and (c) the Stock Purchase Contracts have been duly executed and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board (or a duly constituted and acting committee thereof) upon payment of the consideration therefor provided for therein, such Stock Purchase Contracts will be legally issued.

(7) With respect to the Stock Purchase Units, when (a) the Board has taken all necessary corporate action to approve and establish the terms of the Stock Purchase Units and to authorize and approve the issuance thereof, the terms of the offering and related matters, (b) the purchase agreement for the Stock Purchase Units has been duly authorized and validly executed by the parties thereto, and (c) the Stock Purchase Units have been duly executed and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board (or a duly constituted and acting committee thereof) upon payment of the consideration therefor provided therein, the Stock Purchase Units will be legally issued.

(8) With respect to the Rights, when (a) the Board has taken all necessary corporate action to approve and establish the terms of the Rights, (b) the terms of the Rights and of their issuance and sale have been duly established so as to not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; and (c) the Rights have been duly executed and issued and sold in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, the Rights will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

The foregoing opinions are limited in all respects to the laws of the State of Delaware and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.